Exhibit 99.1

ASTA FUNDING, INC. ANNOUNCES ADDITIONAL DETAILS ASSOCIATED WITH IT'S RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

ENGLEWOOD CLIFFS, NJ - (Globe Newswire - August 27, 2018) - Asta Funding, Inc. (NASDAQ: ASFI) The Company previously disclosed that on January 11, 2018, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Audit Committee of the Board, determined that the Company’s previously issued financial statements for each of the years ended September 30, 2016, 2015 and 2014 and the interim periods contained therein, as well as the Company’s unaudited consolidated financial statements for the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017 (collectively, the “Non-Reliance Periods”) could no longer be relied upon. Therefore, all earnings press releases and similar prior communications issued by the Company, as well as other prior statements made by or on behalf of the Company relating to those periods should not be relied upon.

The Board’s decision to restate the financial statements for the Non-Reliance Periods arose from the Company’s re-evaluation of its historical conclusion to consolidate Pegasus Funding, LLC (“Pegasus”). Management determined in January 2018 that it lacked the control required to consolidate Pegasus in the historical periods specified above. As such, for all periods prior to January 13, 2018, when the Company acquired the interests in Pegasus that it did not already own, the Company should have reported its investment in Pegasus under the equity method of accounting in accordance with accounting principles generally accepted in the United States (“US GAAP”). The change to the equity method of accounting for the Company's investment in Pegasus does not affect the Company's net income or loss during the Non-Reliance Periods. The change in presentation, however, as a result of de-consolidating Pegasus in the Non-Reliance Periods, does affect the revenue and expense items throughout the consolidated statement of operations. The change also has an impact on the Company's consolidated balance sheet and consolidated statement of cash flows for those periods.

Additionally, the Company evaluated its historical and current practices with respect to accounting for foreign currency matters under Accounting Standards Codification Topic 830 (“ASC 830”) in accordance US GAAP. In connection with this evaluation, the Company has determined that its previous accounting treatment for certain foreign currency matters during the Non-Reliance Periods was not appropriate and required adjustments. In connection with the restatement of the financial statements for the Non-Reliance Periods, the Company has reviewed the financial statements for all errors, including known errors that were previously not corrected in prior filings as immaterial out-of-period adjustments. As described below, these adjustments relating to recording errors and ASC 830 do effect the Company’s net income or loss during the Non-Reliance Periods.

Based on the Company's review to date, management anticipates that the restatement described above will result in the following changes to income (loss) before taxes and net income:

Period	Income (loss) before taxes prior to Restatement	Income (loss) before taxes prior after Restatement	Increase (Decrease)	Net income (loss) prior to Restatement	Net income (loss) after Restatement	Increase (Decrease)
	(Dollars in Millions)
Fiscal 2014	$11.0	$10.3	$(0.7)	$6.4	$6.0	$(0.4)
Fiscal 2015	4.8	2.9	(1.9)	2.7	1.7	(1.0)
Fiscal 2016	13.5	13.9	0.4	10.6	10.3	(0.3)
Three months ended December 31, 2016	(1.0)	(1.4)	(0.4)	(0.6)	(1.9)	(1.3)
Three months ended March 31, 2017	(9.4)	(9.7)	(0.3)	(5.6)	(8.0)	(2.4)
Three months ended June 30, 2017	4.3	3.6	(0.7)	2.6	2.9	0.3

Additionally, the cumulative restatement change through June 30, 2017 to the Company's consolidated balance sheet for the Non-Reliance Periods was a decrease in total assets of $3.5 million; a decrease in total liabilities of $0.8 million; and a decrease to stockholders' equity of $2.7 million. At June 30, 2017, after the restatement of the financial statements for the Non-Reliance Periods, the Company had approximately $212.7 million in total assets; $93.5 million in total liabilities; and $119.2 million in stockholders' equity. The cumulative restatement change for the Non-Reliance Periods had no effect on cash and cash equivalents.

The Company's management is also reassessing its tax provision preparation and review processes and their impact on the Company's internal controls and will amend, as necessary, any disclosures pertaining to its evaluation of such controls and procedures in connection with its amended Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the periods described above.

The Company’s management has determined that there were deficiencies in its internal control over financial reporting disclosures specifically associated with foreign transactions, significant entities and related party transactions that constituted material weaknesses during the Non-Reliance Periods. The Company has and will continue to develop policies, procedures and controls for the specific areas identified in these material weaknesses.

The Company is not currently aware of any other errors in its financial statements, other than those discussed above, requiring adjustment to any prior period financial statement. However, there can be no assurances that the Company or its independent registered public accounting firms will not find additional errors in the Company’s financial statements requiring further adjustment in those or earlier reports.

The Company expects to file an amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal years ended September 30, 2016, 2015 and 2014 to restate the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and amendments on Form 10-Q/A to its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2016, March 31, 2017 and June 30, 2017 to correct the errors described above. The Company is seeking to file the amendments on Form 10-K/A and Form 10-Q/A as soon as reasonably practicable.

The Company also is seeking to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 as soon as reasonably practicable.

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of three complementary business segments: Personal Injury Claims, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through its wholly owned subsidiary, Simia Capital, LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, the restatement of previously issued financial statements, the identified material weaknesses in our internal control over financial reporting and our ability remediate those material weaknesses, our ability to regain compliance with Nasdaq listing standards and maintain the continued listing of our securities on Nasdaq, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2016, and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

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